Designated Filer:	MONARCH ALTERNATIVE CAPITAL LP
Issuer & Ticker Symbol:	Vanguard Natural Resources, Inc. [VNRR]
Date of Event Requiring Statement:	December 21, 2017

Explanation of Responses:

(1)
Securities acquired as a delayed distribution from the Issuer to certain claimholders, including the Reporting Persons, in connection with the Issuer’s emergence from bankruptcy and in accordance with the Issuer's plan of reorganization which was effectuated on August 1, 2017. For purposes of the exemption under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the board of directors of the Issuer approved the acquisitions of any direct or indirect pecuniary interest of such shares of Common Stock by the Reporting Persons.

(2)
This Form 4 is being filed on behalf of Monarch Alternative Capital LP, a Delaware limited partnership (“MAC”), MDRA GP LP, a Delaware limited partnership (“MDRA GP”), and Monarch GP LLC, a Delaware limited liability company (“Monarch GP”). MAC serves as the investment advisor to the Funds (as defined below). MDRA GP is the general partner of MAC and Monarch GP is the general partner of MDRA GP. Each of MAC, MDRA GP and Monarch GP may be deemed to indirectly beneficially own shares held directly by the Funds and disclaims beneficial ownership of all such shares except to the extent of any indirect pecuniary interest therein.

(3)	Common Stock held directly by Monarch Alternative Solutions Master Fund Ltd, a Cayman Islands exempted company (“MASMF”).
(4)	Common Stock held directly by Monarch Capital Master Partners III LP, a Cayman Islands limited partnership (“MCMP III”).
(5)	Common Stock held directly by MCP Holdings Master LP – Series III-A, a Cayman Islands limited partnership (“MCP HM”).
(6)	Common Stock held directly by Monarch Debt Recovery Master Fund Ltd, a Cayman Islands exempted company (“MDRF”).
(7)	Common Stock held directly by P Monarch Recovery Ltd., a British Virgin Islands corporation (“P Monarch,” and together with MASMF, MCMP III, MCP HM and MDRF, the “Funds”).